Exhibit 15.2

Date: April 21, 2023

To: MDJM LTD

Suite C-1505, Saidun Center, Xikang Road

Heping District, Tianjin

The People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the annual report of MDJM LTD (the “Company”) on Form 20-F for the fiscal year ended December 31, 2022, including all amendments or supplements thereto (the “Annual Report”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date thereof under the Securities Exchange Act of 1934, as amended. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Juxiang QIN

Juxiang QIN

Attorney at Law

Tianjin Shanchuan Law Firm